UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 7, 2006, Lance Laifer resigned from our Board of Directors. On April 19, 2006, Harmon S. Spolan, an existing independent director, was appointed to the Audit Committee of the Board to fill the vacancy created by Mr. Laifer’s resignation. Mr. Spolan will serve as the chairman of the Audit Committee and as the Audit Committee financial expert.
     On April 19, 2006, we received a notification from Nasdaq, that, as a result of Mr. Laifer’s resignation, although we were still within the relevant cure period which extended to our shareholders meeting on May 17, 2006, we did not comply with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350. On April 20, 2006, we notified Nasdaq of Mr. Spolan’s election to the Audit Committee. With the appointment of Mr. Spolan, we regained compliance within the relevant cure period.
     On April 20, 2006, the Company issued a press release announcing the appointment of Mr. Spolan and the resulting cure of the Nasdaq deficiency. A copy of the press release is included as an exhibit to this Form 8-K.

Item 9.01	Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	TRM Corporation press release dated April 20, 2006 announcing: “TRM Corporation Appoints New Audit Committee Chairman”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O’Brien
		Name:	Daniel E. O’Brien
Date: April 21, 2006		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	TRM Corporation press release dated April 20, 2006 announcing: “TRM Corporation Appoints New Audit Committee Chairman”.

*	Filed electronically herewith

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